Exhibit 10.28

WAIVER TO CREDIT AGREEMENT

This Waiver to Credit Agreement (this “Waiver”), dated as of September 1, 2016 (the “Waiver Effective Date”) is entered into by and among BENEFITFOCUS, INC., a Delaware corporation (the “Parent”), BENEFITFOCUS.COM, INC., a South Carolina corporation (“Benefitfocus.com”), and BENEFITSTORE, INC., a South Carolina corporation (“BenefitStore”, and together with the Parent and Benefitfocus.com, each individually, a “Borrower”, and collectively, the “Borrowers”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

Witnesseth:

Whereas, the Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of February 20, 2015, as amended pursuant to that certain First Amendment Agreement dated June 16, 2015, as further amended pursuant to that certain Second Amendment Agreement dated December 18, 2015 and as further amended pursuant to that certain Third Amendment Agreement dated March 24, 2016 (as amended and as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”) (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);

Whereas, a certain Event of Default has arisen under Section 8.1(c) of the Credit Agreement as a result of the Borrowers’ failure to maintain the minimum Liquidity requirement set forth in Section 7.1(a) of the Credit Agreement for the compliance period ended July 31, 2016 (the “Stated Event of Default” or “the Event”); and

Whereas, the Borrowers have requested that the Lenders and the Administrative Agent waive the Event, and the Administrative Agent and the Lenders are willing to do so, subject to the terms and conditions contained herein;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders, and the Borrowers agree as follows:

1.           Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.           Waiver to Credit Agreement. The Administrative Agent and the Lenders hereby waive (x) the Event, which waiver relates only to the Event described above, and shall not be deemed to constitute a continuing waiver of any provision of the Credit Agreement with respect to any other Events of Default and (y) the payment of the Default Rate on the Obligations to the extent payable prior to the Waiver Effective Date on account of the Event. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

3.           Payment of Costs and Fees. The Borrowers shall pay all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Waiver and any documents and instruments relating hereto or thereto, in each case, in accordance with Section 10.5 of the Credit Agreement.

4.           No Defenses of Borrowers. Each Borrower hereby acknowledges and agrees that such Borrower has no offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and such Borrower hereby RELEASES the Administrative Agent and each Lender from any liability thereunder.

5.           Choice of Law. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.           Entire Agreement. This Waiver, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

7.           Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

8.           Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents as such Loan Documents are effective as of the date hereof and as amended hereby.

In Witness Whereof, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

BENEFITFOCUS.COM, INC.		BENEFITFOCUS, INC.

By:	/s/ Christina Kirk	By:	/s/ Christina Kirk
Name:	Christina Kirk	Name:	Christina Kirk
Title:	Vice President, Corporate Controller	Title:	Vice President, Corporate Controller

BENEFITSTORE, INC.

		By:	/s/ Christina Kirk
		Name:	Christina Kirk
		Title:	Vice President, Corporate Controller

SILICON VALLEY BANK, as Administrative Agent and as a Lender

By:	/s/ Steve Lyons
Name:	Steve Lyons
Title:	VP

COMERICA BANK, as a Lender

By:	/s/ John Benetti
Name:	John Benetti
Title:	SVP

PACIFIC WESTERN BANK, as a Lender

By:	/s/ Zack Mansfield
Name:	Zack Mansfield
Title:	SVP

[Signature page to Waiver to Credit Agreement]